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EXHIBIT 24.1
                                POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Peter R.
D'Angelo, Christoph L. Hoffmann and Thomas D. Hyde, and each of them singly, acting alone and without the others, his/her true and lawful attorney-in-fact with the authority to execute in the name and on behalf of each such person, and to file with the Securities and Exchange Commission, Registration Statements on Form S-8 in respect of the Registrant's employee benefit plans, together with any exhibits and amendments thereto (including, without limitation, post-effective amendments), to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statements as the aforesaid attorney-in-fact executing the same deems appropriate and to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as if such person were personally present.

/s/ Dennis J. Picard            Chairman of the Board of       December 31, 1997
Dennis J. Picard                Directors and Chief Executive
                                Officer (Principal Executive
                                Officer) and Director

/s/ Peter R. D'Angelo           Executive Vice President and   December 31, 1997
Peter R. D'Angelo               Chief Financial Officer
                                (Principal Financial Officer)

/s/ Michele C. Heid             Vice President - Corporate     December 31, 1997
Michele C. Heid                 Controller and Investor Relations
                                (Principal Accounting Officer)

/s/Ferdinand Colloredo-Mansfeld Director                       December 31, 1997
Ferdinand Colloredo-Mansfeld

Steven D. Dorfman               Director

/s/ Theodore L. Eliot, Jr.      Director                       December 31, 1997
Theodore L. Eliot

Thomas E. Everhart              Director

/s/ John R. Galvin              Director                       December 31, 1997
John R. Galvin

/s/ Barbara B. Hauptfuhrer      Director                       December 31, 1997
Barbara B. Hauptfuhrer
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/s/ Richard D. Hill             Director                       December 31, 1997
Richard D. Hill

/s/ L. Dennis Kozlowski         Director                       December 31, 1997
L. Dennis Kozlowski

/s/ James N. Land, Jr.          Director                       December 31, 1997
James N. Land, Jr.

/s/ A. Lowell Lawson            Director                       December 31, 1997
A. Lowell Lawson

Charles H. Noski                Director

/s/ Thomas L. Phillips          Director                       December 31, 1997
Thomas L. Phillips

/s/ Warren B. Rudman            Director                       December 31, 1997
Warren B. Rudman

/s/ Alfred M. Zeien             Director                       December 31, 1997
Alfred M. Zeien